Destiny Media Changes Corporate Jurisdiction to Nevada

VANCOUVER, October 8, 2014 /CNW/ - Destiny Media Technologies Inc. (TSXV: DSY) (OTCQX: DSNY) announces that on October 8, 2014, Destiny changed its corporate jurisdiction from Colorado to Nevada. Destiny’s shareholders approved the change of corporate jurisdiction at the special meeting of the shareholders held on September 25, 2014. The change of corporate jurisdiction did not result in any material change to Destiny’s business and does not have any effect on the relative equity or voting interests of Destiny’s shareholders.

On Behalf of the Board of Directors

Steve Vestergaard
CEO

Destiny Media Technologies, Inc. provides services that enable content owners to securely display and distribute their audio and video content digitally through the internet. The Company's two major services are Clipstream and Play MPE®. Clipstream (www.clipstream.com) is a video format that plays on any modern smart phone, tablet, internet, TV, or computer. With Clipstream, there is no player to configure or install, videos never go obsolete, and there are up to 90% cost savings by reducing the use of transcoding, infrastructure and bandwidth. Play MPE (www.plaympe.com) provides a standardized method to securely and cost effectively distribute pre-release music to radio stations and other music industry professionals, before it is ready for sale. More information can be found at www.dsny.com.

For further information:
Contacts:
Steve Vestergaard
CEO Destiny Media Technologies, Inc.
604 609 7736 x222
Investor Relations:
Dave Mossberg
Three Part Advisors
817-310-0051

CO: Destiny Media Technologies, Inc.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," “intends”, "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing product performance, events, or developments that Destiny Media Technologies, Inc. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties. Should one or more of these risks or uncertainties materialize, or should any of Destiny Media Technologies, Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, Destiny Media Technologies, Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.